Exhibit 99.1

KBL MERGER CORP. IV

30 Park Place, Suite 45E

New York, NY 10007

SPECIAL MEETING

P R O X Y C A R D

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice and Proxy Statement, dated , 2020, in connection with the Special Meeting of stockholders to be held at 10:00 a.m. local time, on __________, 2020 at the offices of _________________________, _____________________________________________, for the sole purpose of considering and voting upon the following proposals, and hereby appoints Marlene Krauss, M.D. and Joseph A. Williamson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of KBL Merger Corp. IV registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8 AND 9. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KBL MERGER CORP. IV. THE BOARD OF DIRECTORS OF KBL MERGER CORP. IV RECOMMENDS A VOTE “FOR” ALL PROPOSALS	PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE	☒

(1) The Business Combination Proposal - to approve and adopt the Business Combination Agreement, dated as of July 25, 2019 (as the same may be amended, the “Business Combination Agreement”), by and among KBL Merger Corp. IV (“KBL”), KBL Merger Sub, Inc. (“KBL Merger Sub”), 180 Life Sciences Corp. (“180”), Katexco Pharmaceuticals Corp., (“Katexco”), CannBioRex Pharmaceuticals Corp., (“CBR Pharma”), 180 Therapeutics L.P., (“180 LP” and together with Katexco and CBR Pharma, the “180 Subsidiaries” and, together with 180, the “180 Parties”), and Lawrence Pemble, in his capacity as representative of the stockholders of the 180 Parties (the “Stockholder Representative”), pursuant to which KBL Merger Sub will merge with and into 180 with 180 surviving the merger and continuing as a wholly-owned subsidiary of KBL, and in consideration thereof, the stockholders of 180 shall receive shares of KBL’s common stock, par value $0.0001 per share (“KBL Common Stock”) and the existing exchangeable shares (collectively, the “Exchangeable Shares”) of CannBioRex Purchaseco ULC and/or Katexco Purchaseco ULC, Canadian subsidiaries of 180, shall be adjusted in accordance with the provisions in the articles of CannBioRex Purchaseco ULC or Katexco Purchaseco ULC, as applicable, governing the Exchangeable Shares such that they are multiplied by the Exchange Ratio and become exchangeable into shares of KBL Common Stock. The Exchangeable Shares will entitle the holders to dividends and other rights that are substantially economically equivalent to those of holders of KBL Common Stock, and holders of Exchangeable Shares will have the right, through the applicable Voting and Exchange Agreement, to vote at meetings of KBL stockholders. Such acquisition and the other transactions contemplated by the Business Combination Agreement (the “business combination”) is referred to as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(2) The Special Voting Shares Charter Proposal - to approve and adopt amendments to KBL’s amended and restated certificate of incorporation (the “Charter”) to create two new classes of capital stock designated as Class C Special Voting Share and Class K Special Voting Share of KBL that will entitle the holder thereof to an aggregate number of votes, on any particular matter, proposition or question, equal to the number of Exchangeable Shares of each of CannBioRex Purchaseco ULC and Katexco Purchaseco ULC, respectively, that are outstanding from time to time (the “Special Voting Shares” and such proposal, the “Special Voting Shares Charter Proposal”). A copy of our second amended and restated certificate of incorporation (the “Second A&R Charter”) reflecting the proposed amendments pursuant to the Special Voting Shares Charter Proposal is attached to the accompanying proxy statement/prospectus as Annex B.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) The Authorized KBL Common Stock Charter Proposal - to approve and adopt an amendment to the Charter to increase the number of authorized shares of KBL Common Stock, from 35,000,000 shares to 100,000,000 shares (the “Authorized KBL Common Stock Charter Proposal”). A copy of the Second A&R Charter reflecting the proposed amendment pursuant to the Authorized KBL Common Stock Charter Proposal is attached to the accompanying proxy statement/prospectus as Annex B.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(4) The Authorized KBL Preferred Stock Charter Proposal - to approve and adopt an amendment to the Charter to increase the number of authorized shares of KBL’s preferred stock, par value $0.0001 per share (the “KBL Preferred Stock”), from 1,000,000 shares to 5,000,000 shares (the “Authorized KBL Preferred Stock Charter Proposal”). A copy of the Second A&R Charter reflecting the proposed amendment pursuant to the Authorized KBL Preferred Stock Charter Proposal is attached to the accompanying proxy statement/prospectus as Annex B.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5) The Name Change Proposal - to approve and adopt an amendment to the Charter to change the name of “KBL Merger Corp. IV” to “180 Life Sciences Corp.” (the “Name Change Proposal”). A copy of the Second A&R Charter reflecting the proposed amendment pursuant to the Name Change Proposal is attached to the accompanying proxy statement/prospectus as Annex B.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(6) The Additional Charter Proposal - to approve and adopt amendments to the Charter eliminating provisions in the Charter relating to our initial business combination that will no longer be applicable to us following the closing of the business combination (the “Closing”) (the “Additional Charter Proposal” and, together with the Special Voting Shares Charter Proposal, the Authorized KBL Common Stock Charter Proposal, the Authorized KBL Preferred Stock Charter Proposal and the Name Change Proposal, the “Charter Proposals”). A copy of the Second A&R Charter reflecting the proposed amendments pursuant to the Additional Charter Proposal is attached to the accompanying proxy statement/prospectus as Annex B.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(7) The Nasdaq Proposal - to approve, for purposes of complying with applicable listing rules of The Nasdaq Capital Market (“Nasdaq”): (a) the issuance of at least 14,911,263 shares of KBL Common Stock in connection with the Closing; and (b) the future issuance of up to 2,588,737 shares of KBL Common Stock to holders of Exchangeable Shares in connection with any exchange of their Exchangeable Shares of each of CannBioRex Purchaseco ULC and Katexco Purchaseco ULC (the “Nasdaq Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(8) The Omnibus Incentive Plan Proposal - to approve and adopt the 180 Life Sciences Corp. 2020 Long Term Incentive Plan (the “OIP”) and material terms thereunder (the “OIP Proposal”). A copy of the OIP is attached to the accompanying proxy statement/prospectus as Annex C.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(9) The Adjournment Proposal - to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal or the OIP Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

You may exercise your redemption rights by marking the “Exercise Redemption Rights” box below. If you exercise your redemption rights, then you will be exchanging your public shares of the common stock for cash and you will no longer own such public shares. YOU WILL ONLY BE ENTITLED TO RECEIVE CASH FOR THOSE PUBLIC SHARES IF YOU TENDER YOUR STOCK CERTIFICATES REPRESENTING SUCH REDEEMED PUBLIC SHARES TO THE COMPANY’S DULY APPOINTED AGENT PRIOR TO THE VOTE AT SUCH MEETING.

EXERCISE REDEMPTION RIGHTS ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Date: _______________________________, 2020

__________________________________________________________
Signature

__________________________________________________________Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVESIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN PROPOSAL 1, 2, 3, 4, 5, 6, 7, 8 AND 9. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.